Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-99960, 33-86019, 33-45147, 33-45146, 333-16489, 333-132223 and 333-177837) of Allied Healthcare Products, Inc. of our report dated September 28, 2020, relating to the financial statements, which appear in this Form 10-K.

/s/ RubinBrown LLP
St. Louis, Missouri
September 28, 2020

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